UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 12, 2015

PERSEON CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-32526	75-1590407
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2188 West 2200 South
Salt Lake City, Utah 84119
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code:  (801) 972-5555

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 12, 2015, Perseon Corporation (the “Company”) held a Special Meeting of Stockholders (the “Special Meeting”).  At the Special Meeting the stockholders approved an amendment to the Company’s Amended and Restated Certificate of Incorporation to effectuate a reverse split of our issued and outstanding shares of common stock (the “Reverse Stock Split”) at a ratio of between 1-for-6 and 1-for-12, inclusive, which ratio will be selected at the sole discretion of our Board of Directors at any whole number in the above range, with any fractional shares that would otherwise be issued as a result of the reverse split being rounded up to the nearest whole share (the “Reverse Stock Split”); provided, that our Board of Directors may abandon the Reverse Stock Split in its sole discretion. The votes regarding this proposal were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
24,026,870	6,006,589	151,847	—

The stockholders also authorized an adjournment of the Special Meeting, if necessary, if a quorum is present, to solicit additional proxies if there are not sufficient votes in favor of the Reverse Stock Split. However, given that there were sufficient votes in favor of the Reverse Stock Split, the Special Meeting was not adjourned. The votes regarding this proposal were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
24,048,165	5,882,393	254,388	—

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERSEON CORPORATION

Date: May 13, 2015	By:	/s/ William S. Barth
William S. Barth
Chief Financial Officer